Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement No. 33-897896 of DENTSPLY International, Inc. on Form S-8 of our report dated June 29, 2011, appearing in this Annual Report on Form 11-K of DENTSPLY International, Inc. 401(k) Savings Plan for the year ended December 31, 2010.

/s/ ParenteBeard LLC

York, Pennsylvania
June 29, 2011